UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 16, 2013

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

ViewPoint Financial Group, Inc. (“the Registrant”) held its annual meeting of shareholders on May 16, 2013. Holders of record of the Registrant's common stock at the close of business on March 27, 2013, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.
Proposal 1 - Election of Director
The Registrant's shareholders approved the election of Bruce W. Hunt as a director of the Registrant for a term to expire in the year 2016.

For	34,958,449
Withheld	574,039
Broker Non-Votes	2,223,317

Proposal 2 - Shareholder Advisory Vote as to the Compensation of the Registrant's Executives
A majority of the Registrant's shareholders, in a non-binding advisory vote, voted for the compensation of the Registrant's named executive officers.

For	34,841,617
Against	428,557
Abstain	262,312
Broker Non-Votes	2,223,319

Proposal 3 - Ratification of Independent Registered Public Accounting Firm
The Registrant's shareholders approved the ratification of the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	37,717,650
Against	30,948
Abstain	7,207

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	May 20, 2013	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer